GAI AGILITY INCOME FUND
GAI CORBIN MULTI-STRATEGY FUND, LLC

AUDIT COMMITTEE CHARTER

ORGANIZATION

The Audit Committee (“Committee”) of the Board of Trustees (the “Trustees”) of the GAI Agility Income Fund and the Board of Managers (the “Managers,” and collectively with the Trustees, the “Board”) of GAI Corbin Multi-Strategy Fund, LLC (the “Funds”) shall be composed entirely of trustees or managers who are not “interested persons” of the Funds, as defined by the Investment Company Act of 1940, as amended (“Investment Company Act”) (“Independent Trustees or Managers”).  The Committee shall select a chair (the “Chair”), to preside over Committee meetings and may elect a Vice Chair to preside in the absence of the Chair.  The Chair shall set the agenda for, and preside at, each meeting of the Committee and shall engage in such other activities on behalf of the Committee as shall be determined from time to time by the Committee.

PURPOSES

The purposes of the Audit Committee shall be:

1.	to oversee generally accounting and financial reporting policies and practices, internal controls and, as appropriate, the internal controls of certain service providers;

2.	to oversee generally the quality and objectivity of financial statements and the independent audit thereof; and

3.	to act as a liaison between independent public accountants and the full Board.

DUTIES AND POWERS

To carry out its purposes, the Audit Committee shall have the following duties and powers:

1.
to appoint, subject to ratification by the Board, independent registered public accountants of the Funds (the “Auditors”) for the purpose of preparing or issuing audit reports or related work, to determine compensation of the Auditors, and to oversee the work of the Auditors.  The Auditors shall report directly to the Committee.

(a)
As a condition of retaining Auditors or continuing their engagement, the Committee shall require the Auditors to rotate the lead or coordinating audit partner for the Funds as required by applicable law.

(b)
As a condition of retaining Auditors or continuing their engagement, the Committee shall ascertain that the Funds’ chief executive officer, chief accounting officer or any person serving in equivalent positions was not employed by the Auditors and did not participate in any capacity on behalf of the Auditors in the audit of the Funds during the one-year period preceding the date of initiation of the audit for which the Auditors are engaged.

(c)
The Committee shall have the power to pre-approve the performance by the Auditors of audit-related services, including internal control-related services, where such services are reasonably related to the performance of the audit or review of each Fund’s financial statements and/or each Fund’s internal control over financial reporting that are traditionally performed by the independent auditor.

(d)
The Committee shall have the power to pre-approve the performance by the Auditors of any non-audit service, including tax services, for the Funds, if such service is not a prohibited service under Section 201 of the Sarbanes-Oxley Act of 2002, and such pre-approval shall be required before any such service may be performed for the Funds.  The Committee shall timely advise the principal executive officer and principal financial officer of the Funds (or whoever is responsible for preparing and filing a Fund’s reports under the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”), as required by the Investment Company Act) of the approval of such audit non-service and shall direct that such service be disclosed in such reports.

2.	to maintain a direct line of communication and meet with the Auditors for the Funds to review at least annually:

(a)	The scope of the annual audit, audit reports, and any special audits and audit reports.

(b)	The personnel, staffing, qualifications and experience of the Auditors;

(c)
The independence of the Auditors, including certification by the Auditors of their independence and assurances by the Auditors that they have not provided to the Funds any non-audit services that are prohibited by the Sarbanes-Oxley Act of 2002, including:

(1)	bookkeeping or other services related to the accounting records or financial statements of each Fund;

(2)	financial information systems design and implementation;

(3)	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

(4)	actuarial services;

(5)	internal audit outsourcing;

(6)	management functions or human resources;

(7)	broker, dealer, investment adviser, or investment banking services;

(8)	legal services or expert services unrelated to audit; and

(9)	any other service that the Public Company Accounting Oversight Board determines is impermissible.

(d)
The Auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or a summary of any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm relating to the Auditors’ work for any investment company or investment adviser or any inquiry or investigation that could potentially impact the Auditors’ ability to provide auditing services to the Funds, and any steps taken to deal with any such issues;

(e)	The results of financial statement audits performed by the Auditors and any financial information submitted by the Auditors;

(f)
All material written and electronic communications between the officers of the Funds and officers of Wells Fargo Investment Institute, Inc. (the “Adviser”), and the Auditors, including (without limitation) any management letters submitted by the Auditors in connection with audits of financial statements of each Fund and the responses of the Funds’ management;

(g)	All recommendations and comments submitted to the Board or the Committee by the Auditors, either written, electronic or oral;

(h)
All critical accounting policies and practices to be used; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Funds, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Auditors, changes in accounting and auditing procedures, principles, practices, standards and reporting and the effect upon the Funds of any changes in accounting principles or practices proposed by the Adviser or the auditors;

(i)	Determination of areas of substantial risk in accurate reporting of financial results and operations of the Funds;

(j)	Any problems or difficulties encountered in the course of the audit of the Funds, and management’s response;

(k)	The qualifications of the principal financial officer of the Funds;

(l)	Matters required to be discussed pursuant to Statement of Auditing Standards No. 61; and

(m)	Tax matters affecting the Funds, including:

(1)
Compliance with the provisions of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”) and regulations, including annual reviews for each Fund concerning qualification as a partnership under the Internal Revenue Code, as applicable; and

(2)	Tax legislation and rulings.

3.	to consider and review the following matters:

(a)	Reports from the Adviser’s internal auditing department, and the Committee shall from time to time meet with the Adviser’s internal audit staff to discuss the reports;

(b)	Annual and semi-annual reports for the Funds, and the Committee shall from time to time meet with appropriate personnel of the Adviser’s accounting department for this purpose;

(c)
Valuation of portfolio investments, including determinations of fair value or the procedures for the determination of fair value of any such investments that do not have readily ascertainable market values, as presented to or considered by the Valuation Committee or by the entire Board or otherwise;

(d)	Compensation of legal counsel to the Funds and legal counsel to the Independent Managers of the Funds, if any;

(e)	The Funds’ legal and regulatory compliance policies and programs, including the code of ethics and internal controls;

(f)	Related reports received from regulators or others;

(g)	The Funds’ compliance with applicable laws and regulations, including the Investment Company Act and the rules thereunder, and compliance with the requirements of the Internal Revenue Code; and

(h)	Any other matters referred to it by the Board or Principal Executive Officer of the Funds.

4.	to evaluate and make recommendations regarding the compensation and expenses paid and other benefits provided by the Fund to the independent and interested Board members.

5.	to render reports to the Board with respect to the results of its reviews and its recommendations, if any.

6.
to consider and make recommendations to the Board regarding adoption of Fund governance policies and practices, including consideration of legal requirements and “best practices” recommended or adopted by investment company trade associations, auditing firms or other professional organizations, relating to audits, accounting or financial statements.

7.
to receive and review reports to be provided by the Adviser or any Subadviser, or their affiliates, legal counsel, and/or auditors, disclosing in a timely manner any material financial impairment, material accounting irregularities, material adverse litigation or regulatory proceeding or investigation, or material adverse public relations matter that relate to audits, accounting or financial statements.

8.
to meet upon the call of the Chairperson, and the Committee may set its agendas and the places and times of Committee meetings.  The Committee may request reports and other information from the Adviser, any Subadviser, placement agents, and transfer agent and may request officers and personnel of such entities to meet with the Committee from time to time on matters relating to audits, accounting or financial statements.  The Committee shall periodically meet, assisted at its discretion by outside legal counsel or other advisors, alone and outside the presence of personnel of such entities, and separately with the Auditors or with internal auditors.  The Committee may employ and meet with any experts and other persons as it deems necessary to perform its functions.  The Committee shall keep minutes and records of its meetings and shall report to the Board.

9.
to establish procedures to determine whether any of its members is a “financial expert” (as defined by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002), and shall timely advise the Principal Executive Officer and Principal Financial Officer of the Funds (or whoever shall be responsible for preparing and filing each Fund’s periodic reports under the Securities Exchange Act and Investment Company Act) whether (and, if not, the reason therefor) the Committee is comprised of at least one member who is a “financial expert.”

10.
to have the authority to engage independent legal counsel (which may be the same counsel as counsel to the Independent Trustees or Managers) and such other advisers as it deems necessary to carry out its duties.

11.	to evaluate and make recommendations to the Board regarding any retirement plan, deferred compensation plan and other benefits provided by the Funds to independent and interested Board members.

12.
to review this Charter and its own performance annually and recommend to the Board any changes to the Charter that the Committee deems appropriate.  This Charter may be amended or modified from time to time by the Board.

13.	to investigate improprieties or suspected improprieties in operations of the Funds.

14.	to establish procedures to receive and address complaints received by the issuer regarding accounting, internal accounting controls or auditing matters.

15.
to establish procedures to receive confidential, anonymous concerns from employees regarding questionable accounting or auditing matters, including a telephone number that will permit complaints to be made to an independent party.

16.	to prepare any reports required by the Securities and Exchange Commission or any other regulatory authority.

17.	to consider any other matters brought to the Audit Committee’s attention that are within the scope of its purposes and responsibilities.

18.	to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Funds.

Nothing in this Charter shall be construed to reduce the responsibilities or liabilities of the Adviser’s or the Funds’ independent auditors.  The function of the Audit Committee shall be oversight, and it shall be the responsibility of the Adviser to maintain appropriate systems for accounting and internal control, and the independent auditors’ responsibility to plan and carry out a proper audit and report thereon to the Board and shareholders, as required by law.

MEETINGS OF THE AUDIT COMMITTEE

The Audit Committee shall meet on a regular basis and be empowered to hold special meetings as circumstances require.  Meetings may be held in person, video conference or by conference telephone.  Where appropriate the committee may take action by written consent in lieu of a meeting.

MEETINGS WITH OFFICERS AND AUDITORS

The Audit Committee shall regularly meet with such officers of the Funds that it deems appropriate and shall seek to meet with internal auditors, if any, for the Adviser as circumstances warrant.

REVIEW

The Audit Committee shall review this Charter and its own performance annually and recommend to the Board any changes to the Charter that the Committee deems appropriate.  This Charter may be amended or modified from time to time by the Board.

Effective Date:  January 1, 2019